As filed with the Securities and Exchange Commission on December 6, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Alfred Nobel Drive

Hercules, California 94547

(510) 724-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sanford S. Wadler

Vice President and General Counsel

Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive

Hercules, California 94547

(510) 724-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew S. Williamson, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)(2)	(1)(2)	(1)(2)	$(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified aggregate initial offering price is being registered for possible issuance from time to time at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all applicable registration fees.
(3)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

BIO-RAD LABORATORIES, INC.

Debt Securities

We may offer and sell the debt securities in any combination from time to time in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer.

Each time we sell debt securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may sell the debt securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” on page 1 of this prospectus, and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2010.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

i

BIO-RAD LABORATORIES, INC.

We are a multinational manufacturer and worldwide distributor of our own life science research and clinical diagnostics products. Our business is organized into two primary segments, Life Science and Clinical Diagnostics, with the mission to provide customers with specialized tools needed for biological research and clinical diagnostics. We sell more than 8,000 products and services to a diverse client base comprised of scientific research, healthcare, education and government customers worldwide. We manufacture for and supply our customers with a range of reagents, apparatus and equipment to separate complex chemical and biological materials and to identify, analyze and purify components.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us” or “our” mean Bio-Rad Laboratories, Inc. and our subsidiaries. Our principal executive offices are located at 1000 Alfred Nobel Drive, Hercules, California 94547 and our telephone number is (510) 724-7000.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the accompanying prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may from time to time sell the debt securities described in this prospectus in one or more offerings. This prospectus provides a general description of the debt securities we may offer.

Each time we offer any of the debt securities described in this prospectus, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the debt securities we are then offering and the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.

It is important for you to read and consider all information contained in this prospectus, the applicable prospectus supplement and in any related free writing prospectus that we authorize to be delivered to you, together with the documents we have incorporated by reference in this prospectus and the applicable prospectus supplement, in making your investment decision. You should also read and consider the information contained in the documents identified in “Available Information” in this prospectus.

FORWARD-LOOKING STATEMENTS

Other than statements of historical fact, statements made in this prospectus and the documents incorporated by reference include forward-looking statements, such as statements with respect to our future financial performance, operating results, plans and objectives that involve risk and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. However, actual results may differ materially from those currently anticipated depending on a variety of risk factors including among other things: changes in general domestic and worldwide economic conditions; our ability to successfully develop and market new products; our reliance on and access to necessary intellectual property; our ability to successfully integrate any acquired business; our substantial leverage and ability to service our debt; competition in and government regulation of the industries in which we operate; and the monetary policies of various countries. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date thereof. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise except as required by federal securities laws.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports, proxy statements and other information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission (http://www.sec.gov). Our filings with the Securities and Exchange Commission and other information about us may also be obtained from our web site at www.bio-rad.com, although the information on our web site does not constitute a part of this prospectus or the accompanying prospectus supplement, and we are not incorporating such information into this prospectus or the accompanying prospectus supplement.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the debt securities we may offer under this prospectus. As permitted by the Securities and Exchange Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to or incorporated by reference in the registration statement, each statement being qualified in all respects by that reference.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or in the accompanying prospectus supplement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2010 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2010;

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2010; and

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2010.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until we have terminated the offering (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the Securities and Exchange Commission). Information included or incorporated by reference in this prospectus and the accompanying prospectus supplement shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the Securities and Exchange Commission modifies or replaces the information included or incorporated by reference in this prospectus or in the accompanying prospectus supplement.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus and the accompanying prospectus supplement. To receive a free copy of any of the documents incorporated by reference in this prospectus and the accompanying prospectus supplement, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to Bio-Rad Laboratories, Inc., Attention: Investor Relations, 1000 Alfred Nobel Drive, Hercules, California 94547 (telephone (510) 724-7000).

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Fiscal Year Ended December 31,					Nine Months Ended September 30, 2010
	2005	2006	2007	2008	2009
Ratio of Earnings to Fixed Charges	3.2x	4.4x	3.8x	4.0x	4.0x	4.1x

For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income before taxes and noncontrolling interests, noncontrolling interests in pre-tax (income) loss that have not incurred fixed charges, amortization of capitalized interest and fixed charges. “Fixed charges” consist of interest expense (including interest costs capitalized), amortization of debt premium/discount and expense and a portion of rental expense deemed to be representative of the interest factor.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for working capital and general corporate purposes, which may include acquisitions. As part of our overall business strategy, we pursue acquisitions of and investments in complementary companies, products and technologies.

DESCRIPTION OF DEBT SECURITIES

We may issue from time to time, in one or more offerings, debt securities. We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus. The terms of the offering of debt securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

PLAN OF DISTRIBUTION

We may sell the debt securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the debt securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Menlo Park, California.

In connection with particular offerings of the debt securities in the future, the validity of those securities may be passed upon for us by Latham & Watkins LLP, Menlo Park, California or such other counsel as may be specified in a prospectus supplement. Any underwriters will be advised about issues relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of Bio-Rad Laboratories, Inc. and its subsidiaries as of December 31, 2008 and for each of the two years ended December 31, 2008 and the financial statement schedule, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the retrospective adoption of new accounting standards in 2009 and an unqualified opinion on the financial statement schedule. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the debt securities being registered by the registration statement of which this prospectus is a part. Expenses that we will incur related to preparing any accompanying prospectus supplement and the offerings of particular debt securities are excluded. All amounts shown are estimates.

Amount
Securities and Exchange Commission Registration Fee	$ *
Legal Fees and Expenses	$ **
Accounting Fees and Expenses	$ **
Printing Expenses	$ **
Miscellaneous	$ **

Total	$ **

*	Deferred in accordance with Rules 456(b) and 457(r).
**	These fees are calculated based on the debt securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

The Company has the power to indemnify its directors, officers and other persons against liability for certain acts pursuant to Section 145 of the DGCL and pursuant to the Company’s Bylaws and Certificate of Incorporation.

Section 54 of the Company’s Bylaws provides as follows:

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the maximum extent, according to the standards and in the manner provided by applicable law.

(b) To the extent, according to standards and in such manner as the Board of Directors may direct pursuant to and in accordance with applicable law in the particular case, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement.

(c) The indemnification provided by this section 54 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(d) The corporation, acting by its Board of Directors, shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section 54. Nothing in this subsection (d) shall obligate the corporation to indemnify any person to any extent other than as provided in subsections (a), (b) and (c) of this section 54.

Article 7 of the Company’s Certification of Incorporation provides as follows:

A director of the corporation shall not be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 7 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of any provision of this Article 7 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

In addition, the Company maintains a standard form of directors’ and officers’ liability insurance policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Item 16.	Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index hereto and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hercules, state of California, on December 6, 2010.

BIO-RAD LABORATORIES, INC.

By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Christine A. Tsingos such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Norman Schwartz (Norman Schwartz)	President, Chief Executive Officer and Director

/s/ Christine A. Tsingos (Christine A. Tsingos)	Vice President and Chief Financial Officer

/s/ James R. Stark (James R. Stark)	Corporate Controller

Other Directors:

/s/ James J. Bennett (James J. Bennett)	Director

/s/ Albert J. Hillman (Albert J. Hillman)	Director

/s/ Louis Drapeau (Louis Drapeau)	Director

/s/ Ted W. Love, MD (Ted W. Love, MD)	Director

/s/ Alice N. Schwartz (Alice N. Schwartz)	Director

/s/ David Schwartz (David Schwartz)	Director, Chairman of the Board

EXHIBIT INDEX

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement.

4.1		Form of Indenture.

4.2	*	Form of Note.

5.1		Opinion of Latham & Watkins LLP.

12.1		Statement regarding Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3		Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1		Powers of Attorney (contained on signature page of this Registration Statement).

25.1		Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee (Form T-1).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.